                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                          SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934
                             (Amendment No.   )
                                           ---

Filed by the Registrant   [ ]

Filed by a Party other than the Registrant   [ x ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                           PREMIER CONCEPTS, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

  Neuman, Drennen & Stone, LLC, 1507 Pine Street, Boulder, Colorado  80302
 ---------------------------------------------------------------------------
    (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box)

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
     11.
     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

[ ]  Fee Paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                            PREMIER CONCEPTS, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 5, 1999


A Special Meeting of Shareholders of Premier Concepts, Inc. ("Premier" or the "Company") will be held at the principal executive offices of the Company, 3033 South Parker Road, Suite 120, Aurora, Colorado 80014 on June 5, 1999 at 10:00 o'clock a.m. for the purpose of considering and voting upon the following:

     1. To ratify and approve the Second Stock Purchase Agreement between the Company, on the one hand, and Infusion Capital Partners, LLC, on the other, and the other transactions provided for in such Agreements.

     2. In the event Proposal No. 1 above is rejected by the Shareholders, to ratify and approve the issuance by the Company to Equisition Capital Partners, LLC a common stock purchase warrant exercisable to purchase 35,200 shares of Common Stock at an exercise price of $4.10 per share.

     3. Any other matters properly brought before said meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement. Only holders of outstanding shares of Premier Common Stock of record at the close of business on December 10, 1998 will be entitled to vote at the meeting or any adjournment thereof.

Shareholders are cordially invited to attend the meeting in person.

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY FILL IN, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy by request in person at the Annual Meeting of Shareholders. If not so revoked, the shares represented by the proxy will be voted in accordance with your instruction on the proxy form.

                                 PREMIER CONCEPTS, INC.

                                 By:    /s/ Todd Huss
                                        ------------------------------------
                                        Todd Huss, Secretary

                           PREMIER CONCEPTS, INC.
                      3033 South Parker Road, Suite 120
                           Aurora, Colorado 80014

                               PROXY STATEMENT
                                     FOR
                       SPECIAL MEETING OF SHAREHOLDERS


   We are furnishing this Proxy Statement to you, as a shareholder of Premier Concepts, Inc. (the "Company") in connection with our solicitation of proxies to be used at the Company's Special Meeting of Shareholders (the "Meeting"). The Meeting will be held on June 5, 1999, at the time, place and for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders, and at any adjournment thereof. When you properly execute and return the accompanying proxy, the shares of common stock it represents will be voted at the Meeting and, where you specify a choice on the proxy, will be voted in accordance with your specifications. If you do not specify a choice on the proxy, the shares it represents will be voted FOR the ratification and approval of that certain Second Stock Purchase Agreement dated as of March 11, 1999 ("Stock Purchase Agreement" or the "Agreement") between the Company, on the one hand, and Infusion Capital Partners, LLC ("Infusion"), on the other, or, should the Second Stock Purchase Agreement not be ratified and approved by the Company's Shareholders at the Meeting, FOR the ratification and approval of the issuance to Equisition Capital LLC of a warrant exercisable to purchase 35,200 shares of the Company's Common Stock as more fully described hereinbelow, and according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Meeting or any adjournment thereof.

   YOU MAY REVOKE YOUR PROXY AND RECLAIM YOUR RIGHT TO VOTE AT ANY TIME BEFORE YOUR PROXY IS VOTED BY MAILING OR DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE SECRETARY. WE WILL ALSO CONSIDER YOUR PROXY TO HAVE BEEN REVOKED IF WE RECEIVE A PROPERLY SIGNED PROXY THAT IS DATED AFTER AN
EARLIER PROXY.   YOUR PROXY MAY ALSO BE REVOKED BY REQUEST, IN PERSON, AT
THE MEETING. IF YOU DO NOT REVOKE YOUR PROXY, THE SHARES REPRESENTED BY IT WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

   We are mailing this Statement on or about May 3, 1999, to our Shareholders eligible to vote at the Meeting. Concurrently with the mailing of this Statement, we are furnishing a copy of the Agreement.

   We are bearing all costs of soliciting proxies, and expressly reserve the right to solicit proxies otherwise than by mail. We may follow the solicitation of proxies by mail with telephone, telegraph or other personal solicitations of certain Shareholders and brokers which may be conducted by one or more of our Directors or by certain of our officers or employees.
We may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, we have not made any contracts or arrangements for such solicitations, hence we cannot identify any parties or estimate the cost of such solicitation.

   Only Shareholders of record as of the close of business on April 30, 1999 (the "Record Date") will be entitled to vote at the Meeting.
Representation of a majority of our shares of common stock outstanding on such date, either in person or by proxy, constitutes a quorum for the Meeting. When a quorum is present, the vote by the holders of a majority of the shares represented at the Meeting shall decide the proposals to be voted upon at the Meeting. As of the Record Date, giving effect to the 1-for-2 reverse split effected on April 24, 1999, we had outstanding
1,067,277 shares of common stock, $.002 par value ("Common Stock"), with each share being entitled to one vote.

1.   SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS.

   This table sets forth, as of the date of this Proxy Statement, and as adjusted for the sale of Option Stock, the stock ownership of each person we know to be the beneficial owner of five (5%) percent or more of our common stock, of all our directors individually and of all our directors and officers as a group. Each person listed below has sole voting and investment power with respect to the shares shown, except as noted.


Name & Address                             Shares Beneficially Owned

of Beneficial Owner                        -------------------------
--------------------                       Number           Percent
                                           ------           -------

Sissel B. Greenberg(2)                     80,000           7.1%
3033 S. Parker Rd., #120
Aurora, CO  80014

William Nandor(3)                          9,000            0.8%
2698 Gapwall Court
Pleasanton, California 94566

Simona Katz Yuffa(4)                       7,500            0.7%
3033 S. Parker Rd., #120
Aurora, CO  80014

John M. Gerber, Esq.(5)                    -0-              0.%
1601 Market Street, Suite 2450
Philadelphia, PA  19103

Todd Huss(6)                               42,000           3.8%
3033 S. Parker Rd., #120
Aurora, CO  80014

Kevin O'Brien(7)                           10,000           0.9%
3033 S. Parker Rd., #120
Aurora, CO  80014

Equisition Capital, LLC(8)                 176,615          16.6%
1601 Market Street, Suite 2450
Philadelphia, PA  19103

Birgit LaFace                               54,000          5.1%
1168 Olympic View Lane
Avacortas, WA  98221

Directors and Officers as                  144,300          12.1%
a Group (6 persons)

------------------------------------

(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of the date of this Proxy Statement, or within sixty (60) days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by a group.

(2) Includes incentive stock options to purchase 25,000 shares of the Common Stock at an exercise price of $1.375 per share, 20,000 shares of the Common Stock at an exercise price of $3.75 per share, 10,000 shares of the Company's common stock at an exercise price of $5.00 per share and 12,500 shares of the Common Stock at an exercise price of $6.50 per share, all of which were granted under the Company's Stock Incentive Plan. Also includes non-qualified stock options to purchase 1,500 shares of the Common Stock at an exercise price of $5.00 per share granted to Ms. Greenberg in return for her agreement to personally guarantee the Company's corporate office lease. Does not include incentive stock options exercisable to purchase up to 50,000 shares of common stock at a price equal to the market price of the Common Stock on the date of grant, subject to future grant and vesting.

(3) Includes non-qualified stock options exercisable to purchase 2,500 shares of Common Stock at an exercise price of $6.50 per share and non-qualified stock options exercisable to purchase 5,000 shares of Common Stock at an exercise price of $7.00 per share.

(4) Includes non-qualified stock options exercisable to purchase 2,500 shares of Common stock at an exercise price of $3.25 per share and non-qualified stock options exercisable to purchase 5,000 shares of Common Stock at an exercise price of $7.00 per share.

(5) Does not include non-qualified stock options exercisable to purchase 5,000 shares of the Common Stock at an exercise price of $2.00 per share which are subject to future vesting.

(6) Includes incentive stock options exercisable to purchase 12,500 shares of the Common Stock at an exercise price of $1.375, 10,000 shares of Common Stock at an exercise price of $5.00 per share, incentive stock options exercisable to purchase 2,500 shares of Common Stock at an exercise price of $6.50 per share, and incentive stock options exercisable to purchase an additional 10,000 shares of Common Stock at an exercise price of $7.00. Does not include additional Incentive Stock Options exercisable to purchase an additional 2,500 shares of Common Stock at an exercise price of $7.00 per share which are not yet vested. Does not include additional incentive stock options exercisable to purchase up to 25,000 shares of Common Stock at an exercise price equal to the market value of the Company's Common Stock on the date of grant, which additional incentive stock options are subject to future grant and vesting.

(7) As part of his employment agreement as Chief Operating Officer of the Company, Mr. O'Brien was granted incentive stock options exercisable to purchase 10,000 shares of Common Stock at an exercise price of $1.375. Does not reflect additional incentive stock options exercisable to purchase up to 20,000 shares of Common Stock at exercise prices equal to the fair market value of the Company's Common Stock on the date of grant which may be granted to Mr. O'Brien on the first and second anniversaries of his employment, subject to his continued employment on those dates.

(8) Equisition Capital, LLC is a Delaware limited liability company whose managers are David M. M. Taffet, Todd M. Spehler and Therese Zangara. Voting and investment power with respect to the securities beneficially owned by Equisition Capital, LLC is exercised by its managers. Mr. Taffet is the indirect controlling voting equity member of Equisition Capital, LLC. Mr. Taffet, Mr. Spehler and Ms. Zangara disclaim beneficial ownership of shares owned by Equisition Capital, LLC for purposes of Section 16 under the Exchange Act. Also does not give effect to the issuance of additional securities in the event the Second Stock Purchase Agreement is ratified and consummated.

Certain Relationships and Related Transactions

     Stock Redemption

     On December 27, 1996, we completed a bridge financing (the "Bridge Note Financing") consisting of $1,120,000 in Convertible Notes and 200,000 Class B Warrants, realizing net proceeds of $1,041,600. We used $624,325 of the net proceeds to redeem from certain former securityholders an aggregate of 94,590 shares of Common Stock and 32,500 Class C Warrants. The redemption consisted of all the equity securities of the Company owned by these former securityholders. We undertook this redemption in order to facilitate a secondary public offering of our securities which we successfully completed on April 25, 1997. The redemption was also undertaken to expedite our application to have our securities listed on NASDAQ. The price paid to these former securityholders in connection with this redemption was $6.50 per share of Common Stock and an aggregate redemption price of $10,000 for all 32,500 Class C Warrants.

     All transactions between the Company and our officers, Directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of our independent, disinterested Directors.

     Infusion Capital Agreements

     Effective February 26, 1999, the Company entered into an Agreement Regarding Basic Terms with Infusion Capital Partners, LLC ("Infusion") (the "Basic Agreement"). Under the terms of the Basic Agreement, effective March 11, 1999, the Company entered into a Management Services Agreement with Infusion and a First Stock Purchase Agreement with Equisition Capital, LLC ("Equisition"). Mr. David M. M. Taffet would be deemed a controlling person of both Infusion and Equisition.

     Under the terms of the Management Services Agreement, Infusion will provide certain financial advisory services for the Company for an initial term of one year. In consideration of those services, Infusion received an initial payment of $10,000, will receive additional monthly payments of $5,000 payable over the next three months and an additional $25,000 payable upon consummation of a Second Stock Purchase Agreement described below, until a total of $50,000 has been paid. In addition, concurrently with the consummation of the Second Stock Purchase Agreement, Infusion will receive a warrant exercisable for three years to purchase 25,000 shares of the Company's Common Stock at an exercise price of $1.25 per share.

     Under the terms of the First Stock Purchase Agreement, Equisition purchased an aggregate of 176,615 shares of the Company's Common Stock at a price of $1.25 per share. In addition, Equisition exercised its right to designate one person to serve as a member of the Company's Board of Directors by designating John M. Gerber, who became elected to serve as an outside director of the Company effective March 12, 1999. Mr. Gerber is a licensed attorney practicing in Philadelphia, Pennsylvania who serves as corporate counsel to Infusion and Equisition.

     The Basic Agreement also provides for the execution and delivery of a Second Stock Purchase Agreement more fully described below, subject to the approval of the Company's shareholders which is being sought by the solicitation of proxies pursuant to this Proxy Statement.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires any person who owns more than ten percent of any class of any equity security which is registered pursuant to Section 12 of the Exchange Act, or who is a director or an officer of the issuer of such security, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers, and greater than ten-percent shareholders are also required by SEC regulation to furnish the issuer of such securities with copies of all Section 16(a) reports filed.

     Because we do not have a class of equity securities which is registered pursuant to Section 12 of the Exchange Act, no persons are required to file reports of ownership and changes in ownership with the SEC, or to provide us with copies of such reports.

2.    SECOND STOCK PURCHASE AGREEMENT AND RELATED TRANSACTIONS.

The following discussion is qualified in its entirety by its reference to the more detailed information appearing elsewhere herein, including the Second Stock Purchase Agreement and Agreement Regarding Basic Terms, which have been attached to this Proxy Statement as Appendices A and B and which are incorporated herein by this reference. Shareholders should examine carefully this Statement and the Appendices in their entirety.

Background of the Transaction

     Throughout fiscal 1999, the Company engaged in active discussions with several parties in an effort to obtain additional working capital to enable the Company to (i) expand its e-commerce marketing activity (ii) reduce debt and (iii) provide additional general working capital. Following extensive negotiations, the Company has entered into certain agreements described below with Infusion Capital Partners, LLC ("Infusion") and certain affiliated entities (hereafter collectively referred to as the "Infusion Agreements").

Agreement Regarding Basic Terms

     The Company has entered into the Basic Agreement with Infusion which serves as an omnibus agreement for the various transactions covered by the Infusion Agreements, all of which are either with Infusion or affiliates of Infusion. The Basic Agreement provides for the execution of the following further agreements:

     1.      Management Services Agreement with Infusion
     2.      First Stock Purchase Agreement with Equisition Capital, LLC
     3.      E-Commerce Services Agreement with MeridianTelesis, LLC
     4.      Second Stock Purchase Agreement with Infusion

     Effective March 11, 1999, the Company executed and delivered in a concurrent closing the Management Services Agreement, the First Stock Purchase Agreement and deferred execution of the E-Commerce Services Agreement which are summarized below.

Management Services Agreement

     Under the Management Services Agreement, the Company engaged the services of Infusion to provide financial advisory and other related services for an initial term of one year. Under the agreement, the Company will pay to Infusion the sum of $50,000, payable as follows: (i) $10,000 was paid at closing; (ii) the sum of $15,000 is payable in three consecutive monthly installments of $5,000 each; and (iii) the remaining $25,000 is payable upon and subject to the consummation of the Second Stock Purchase Agreement in the same manner as the initial $25,000 in payments. In addition, subject to consummation of the Second Stock Purchase Agreement, the Company has also agreed to issue to Infusion as an additional financing fee a warrant exercisable for three years to purchase 25,000 shares of the Company's Common Stock at an exercise price of $1.25 per share. In the event the Second Stock Purchase Agreement does not close, Infusion's cash compensation under the Management Services Agreement and the number of shares issuable under Infusion's Warrant will be reduced by a factor of 56%.

First Stock Purchase Agreement

     The Company also consummated the First Stock Purchase Agreement pursuant to which Equisition purchased a total of 176,615 shares of the Company's Common Stock for $1.25 per share, or a total purchase price of $220,768.75. The shares issued to Equisition represented immediately prior to their issuance 19.9% of the Company's then issued and outstanding shares of Common Stock. In addition, under the First Stock Purchase Agreement, Equisition had the right to designate one person to serve as a member of the Company's Board of Directors, which Equisition exercised by designating John M. Gerber as a director of the Company. Mr. Gerber was elected as a member of the Company's Board of Directors effective March 12, 1999. Mr. Gerber serves as legal counsel to Infusion, Equisition and its other affiliated entities.

E-Commerce Services Agreement

     Under the E-Commerce Services Agreement, MeridianTelesis, LLC will assist the Company in developing its e-commerce marketing. MeridianTelesis, LLC is an affiliated entity of Infusion and Equisition in which Mr. David M. M. Taffet serves as a control person. While the total scope of services to be performed under the E-Commerce Services Agreement has yet to be determined, the Company has agreed to pay at least $175,000 to develop its e-commerce marketing in consultation with MeridianTelesis, LLC.

Second Stock Purchase Agreement

     Concurrently with the execution and delivery of the First Stock Purchase Agreement and Management Services Agreement, the Company also entered into the Second Stock Purchase Agreement with Infusion, the material terms of which will be summarized below. However, while the First Stock Purchase Agreement and Management Services Agreement became effective and operative immediately upon execution, actual performance and consummation of the transactions provided for under the Second Stock Purchase Agreement is expressly subject to and contingent upon the approval of such transactions by the Company's shareholders. The Company is seeking shareholder approval of the Second Stock Purchase Agreement in order to comply with the requirements of the Nasdaq Stock Market Rules of Governance. Management of the Company is seeking such shareholder approval at the Special Meeting.

Summary of Second Stock Purchase Agreement

The following is a summary of certain provisions of the Second Stock Purchase Agreement, a copy of which is attached as Appendix A to this Statement and incorporated herein by this reference. This summary is qualified in its entirety by reference to the Second Stock Purchase Agreement. Unless otherwise indicated, the capitalized terms set forth below shall have the meanings ascribed to them in the Second Stock Purchase Agreement.

General

     If consummated, the Second Stock Purchase Agreement contemplates the sale by the Company of (i) 223,385 shares of Series A Convertible Preferred Stock, par value $.10 per share (the "Preferred Stock") and (ii) a warrant exercisable for three years to purchase 80,000 shares of the Company's Common Stock at an exercise price of $4.10 per share (the "Warrant"). The purchase price for the Preferred Stock and Warrant will be $279,231.25.

     The Second Stock Purchase Agreement was entered into between the Company and Infusion. Upon demand by the Company, Infusion will identify an investor to consummate the transactions covered by the agreement ("Investor"). The Investor may be Equisition or some other entity identified by Infusion. No determination has been made as to the identity of the Investor, although it is expected that the Investor will be Equisition.

Rights and Preferences of Series A Convertible Preferred Stock

     Stated Value:          $1.25 per share

     Dividends:             Holders of the Preferred Stock shall be entitled
                            to receive dividends at the annual rate of 10% per annum based upon the Stated Value per share.
                            The dividend will be payable by the issuance by the Company of shares of Common Stock valued at their fair market value on the dividend payment date. Fair market value shall be deemed the average closing bid price of the Company's
                            Common Stock on the over-the-counter market for the 15 trading days immediately preceding the dividend payment date.

     Liquidation Rights:    Holders of the Preferred Stock shall be entitled
                            to a liquidation preference equal to the Stated
                            Value per share in the event of the dissolution and liquidation of the Company.

     Redemption:            The Company shall neither have the right nor the
                            obligation to redeem any of the outstanding
                            Preferred Stock, and holders of the Preferred
                            Stock shall not have the right to demand the redemption of any of the outstanding Preferred
                            Stock.

     Voting Rights:         Holders of the shares of Preferred Stock shall
                            be entitled to vote with the holders of shares of Common Stock as a single class on all matters presented for a vote to the shareholders of the Company.

     Conversion:            Holders of the shares of Preferred Stock shall
                            have the option at any time to convert each share of Preferred Stock into one share of the Company's Common Stock. In addition, the
                            Company shall have the right to compel the conversion of all outstanding shares of Preferred Stock into an equal number of shares of Common Stock in the event there exists an effective registration statement registering for sale under the Securities Act the shares of the Company's Common Stock issuable upon such conversion, and the closing bid price of the Company's Common Stock has been equal to or greater than $1.875 per share for 20 or more consecutive trading days.

Terms of Warrant

     The Warrant shall be exercisable for three years to purchase 80,000 shares of the Company's Common Stock at an exercise price of $4.10 per share. It is anticipated, although there is no commitment, that the Investor, if not Equisition, will reassign a portion of the Warrant to Equisition in proportion of the percentage ownership of each in the Company's Common Stock.

Registration Rights

     Equisition, Infusion and the Investor have been granted certain registration rights with respect to the securities of the Company issued pursuant to the Infusion Agreements. All registration rights are exercisable at the sole cost and expense of the Company.

Conditions Precedent

     In addition to the approval of the consummation of the Second Stock Purchase Agreement by the Company's shareholders, the obligations of the parties under the Second Stock Purchase Agreement are contingent upon the receipt of customary consents and approvals of governmental bodies and third parties, that there be no material adverse change in the business, operations or assets of the Company prior to the closing, the receipt of customary documents and other conditions customary in transactions of this nature. Additionally, consummation of the sale is subject to certain other conditions, including the accuracy of the Company's representations and warranties in the Second Stock Purchase Agreement.

Representations and Warranties; Covenants

     The Second Stock Purchase Agreement contains representations and warranties with respect to the Company which are generally typical in a transaction of this type. The Company has represented and warranted, among other things, that it has good and marketable title to its assets and certain other matters. The Company has covenanted, among other things, to grant Infusion and the Investor access to its operations and records during the period prior to the closing and to conduct its business prior to the closing only in the ordinary course and to use its best efforts to preserve and maintain good relationships with its clients, customers, vendors and employees.

Use of Proceeds

     The Company has agreed to use at least $175,000 of the combined proceeds of the First and Second Stock Purchase Agreements to engage the services of MeridianTelesis, LLC under the E-Commerce Services Agreement in order to establish and expand the Company's e-commerce capabilities. The remaining proceeds of such transactions will be used to cover expenses of the transactions, to pay Infusion pursuant to the Management Services Agreement, to reduce the Company's outstanding bank indebtedness, to acquire new stores and renovate existing stores and for general working capital.

Management Employment Agreements - Interest of Management in Infusion
Transactions

     Concurrently with the execution and delivery of the First Stock Purchase Agreement, the Company entered into new written Employment Agreements with Sissel Greenberg, as President, Todd Huss, as Chief Financial Officer, and Kevin O'Brien, as Chief Operating Officer.
Summarized below, those written Employment Agreements may be deemed to constitute or represent a financial interest of management in the Infusion transactions:

     The Company's Employment Agreement with Sissel Greenberg has an initial term of three years and provides for payment of a base salary of $130,000 per year. In addition, Ms. Greenberg will be entitled to receive a bonus equal to 5% of the Company's annual pre-tax net income, not to exceed $50,000 per year. Finally, the agreement provides for the grant to Ms. Greenberg of incentive stock options exercisable to purchase up to 75,000 shares of the Company's Common Stock as follows: (i) 25,000 options exercisable at a price of $1.375 per share were granted and vested immediately upon execution of the agreement; (ii) 25,000 options will be granted on the first anniversary of the date of the agreement having an exercise price equal to the current market price of the Company's Common Stock on the date of grant; and (iii) 25,000 will be granted on the second anniversary date of the date of the agreement having an exercise price equal to the current market price of the Company's Common Stock on that date of grant.

     The Company's Employment Agreement with Todd Huss also has an initial term of three years and provides for payment of a base salary of $60,000 per year. In addition, Mr. Huss will be entitled to receive a bonus equal to 5% of the Company's annual pre-tax net income, not to exceed $25,000 per year. The agreement also provides for the grant to Mr. Huss of incentive stock options exercisable to purchase up to 37,500 shares of the Company's Common Stock as follows: (i) 12,500 options exercisable at a price of $1.375 per share were granted and vested immediately upon execution of the agreement; (ii) 12,500 options will be granted on the first anniversary of the date of the agreement having an exercise price equal to the current market price of the Company's Common Stock on the date of grant; and (iii) 12,500 will be granted on the second anniversary date of the date of the agreement having an exercise price equal to the current market price of the Company's Common Stock on that date of grant.

     The Company's Employment Agreement with Kevin O'Brien has an initial term of three years and provides for payment of an annual base salary of $69,000 per year. In addition, Mr. O'Brien will be entitled to receive a bonus during the first full fiscal year of employment, subject to and contingent upon the Company achieving a 5% increase in comparable same store sales during the fiscal year ending January 28, 2000 over the prior fiscal year, equal to $5,000. During the remaining two years of the agreement's three year term, Mr. O'Brien will be entitled to receive a bonus equal to 5% of the increase in comparable same store sales compared to the previous fiscal year's sales up to a maximum of $25,000 per year. Finally, the agreement provides for the grant to Mr. O'Brien of incentive stock options exercisable to purchase up to 30,000 shares of the Company's Common Stock as follows: (i) 10,000 options exercisable at a price of $1.375 per share were granted and vested immediately upon execution of the agreement; (ii) 10,000 options will be granted on the first anniversary of the date of the agreement having an exercise price equal to the current market price of the Company's Common Stock on the date of grant; and (iii) 10,000 will be granted on the second anniversary date of the date of the agreement having an exercise price equal to the current market price of the Company's Common Stock on that date of grant.

Governance - Board of Directors

     Under the terms of the Second Stock Purchase Agreement, upon consummation of the transactions covered thereby, the Company's Board of Directors shall be constituted to consist of five directors, of which the Investor under the Second Stock Purchase Agreement shall be entitled to designate a number of directors in proportion to its percentage equity interest in the Company, but in no event less than one person. Initially, the Investor shall have the right to designate one member to the Board of Directors in addition to Mr. Gerber who was elected to serve as a member of the Board of Directors by Equisition under the First Stock Purchase Agreement. As a result, immediately following the consummation of the Second Stock Purchase Agreement, the Infusion affiliates will have the right to designate two out of the five members of the Company's Board of Directors.

Recommendation of the Board of Directors

     The Board of Directors of the Company has approved the execution of the Second Stock Purchase Agreement and recommends the approval by the Company's shareholders of the transactions provided for therein. The Board of Directors has concluded that the terms of the Second Stock Purchase Agreement are fair and reasonable under the circumstances.

     The Company has neither obtained nor intends to obtain a fairness opinion from a qualified business appraiser, certified public accountant or investment banker regarding the fairness of the terms of the Second Stock Purchase Agreement. The terms of the Second Stock Purchase Agreement are the result of arms-length negotiations by the Company's management and its advisors and does not reflect terms as they have been determined by an independent expert.

     FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE AUTHORIZATION AND APPROVAL OF THE SECOND STOCK PURCHASE AGREEMENT AND THE CONSUMMATION BY THE COMPANY OF THE TRANSACTIONS PROVIDED FOR THEREIN, ALL IN ACCORDANCE WITH AND SUBJECT TO ITS TERMS AND CONDITIONS.

3.    EQUISITION WARRANTS

     Under the terms of the First Stock Purchase Agreement, in the event the Company is unable to obtain Shareholder approval for or otherwise fails to complete the second financing covered by the Second Stock Purchase Agreement, then the Company has agreed to issue Equisition a pro rata portion of the 80,000 warrants issuable under the Second Stock Purchase Agreement equal to the percent that the funding under the First Stock Purchase Agreement ($220,768.75) bears to the total agreed upon funding of $500,000. This would represent 44%, or 35,200 of the total 80,000 warrants provided for under the Second Stock Purchase Agreement.

     However, Rules of Governance of the Nasdaq Stock Market preclude the Company from issuing, without shareholder approval, equity securities representing or securities exercisable to acquire equity securities representing more than 20% of the Company's total outstanding shares of Common Stock at a price below the greater of the Company's book value or the prevailing market price of the Company's Common Stock without shareholder approval. Accordingly, in order for the Company to be permitted under the Nasdaq rules of governance to issue to Equisition 35,200 of the 80,000 warrants bargained for, such issuance can only be undertaken pursuant to the approval of the Company's Shareholders.

     In view of the foregoing, the Company is herewith soliciting proxies to obtain shareholder approval for the issuance to Equisition of 35,200 warrants, each exercisable for three years to purchase one share of the Company's Common Stock at an exercise price of $4.10 per share, which shareholder approval, if obtained, would become operative only in the event the shareholders fail to approve or the Company otherwise is unable to consummate the financing under the Second Stock Purchase Agreement.

Recommendation of the Board of Directors

     The Board of Directors of the Company has approved the issuance to Equisition of the 70,400 warrants described above and has concluded that the terms of such warrants are fair and reasonable under the circumstances.

     FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE AUTHORIZATION AND APPROVAL OF THE COMPANY'S AGREEMENT TO ISSUE TO EQUISITION 35,200 WARRANTS IN ACCORDANCE WITH THE FOREGOING IN THE EVENT IT IS OTHERWISE UNABLE TO CONSUMMATE THE TRANSACTIONS PROVIDED FOR IN THE SECOND STOCK PURCHASE AGREEMENT.

4.    OTHER MATTERS

     We are not aware of other matters which may come before the Meeting. The Directors' designees or other persons named in the accompanying form of proxy will vote said proxy in accordance with their judgment if any other matter does properly come before the Meeting. A majority of those votes present at the Meeting cast in favor of any such matter will result in the passage of such matter.

                                 PREMIER CONCEPTS, INC.



                                 By:  /s/ Todd Huss
                                      -------------------------------------
                                      Todd Huss, Secretary

                           PREMIER CONCEPTS, INC.

                  PROXY SOLICITED ON BEHALF OF THE COMPANY


   The undersigned hereby constitutes and appoints Sissel B. Greenberg or Todd Huss (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Special Meeting of the Shareholders of Premier Concepts, Inc. (the "Company") to be held at 3033 South Parker Road, Suite 120, Aurora, Colorado 80014, on June 5, 1999 at 10:00 o'clock a.m. Mountain Daylight Time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

   (1)       FOR                 AGAINST          ABSTAIN
                 ----------              --------         --------

             To ratify and approve the Second Stock Purchase Agreement between the Company, on the one hand, and Infusion Capital Partners, LLC, on the other, and the other transactions provided for in such Agreements.

   (2)       FOR                 AGAINST          ABSTAIN
                 ----------              --------         --------

             In the event Proposal No. 1 above is rejected by the Shareholders, to ratify and approve the issuance by the Company to Equisition Capital Partners, LLC a common stock purchase warrant exercisable to purchase 35,200 shares of Common Stock at an exercise price of $4.10 per shares.

   (3) Upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND ITEM 2, AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.
(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of the management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)
(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE.)
Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.

                  Date                                            , 199
                      --------------------------------------------     ---

                  --------------------------------------------------------
                  Name (please type or print)



                  --------------------------------------------------------
                  Signature

                  --------------------------------------------------------
                  Signature, if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                       SECOND STOCK PURCHASE AGREEMENT

     This Agreement is made this       day of March, 1999, by and between
Premier Concepts, Inc., a Colorado corporation ("Premier"), and Infusion Capital Partners, LLC, a Delaware limited liability company ("Infusion").

     In consideration of the mutual covenants and agreements set forth in this Agreement, the parties, intending to be legally bound, agree as follows:

     1. Request for Second Funding and Assignment to Investor. At any time within the six (6) month period after the date of this Agreement, Premier may provide Infusion with a written request for Infusion to arrange for one or more Persons (defined below) determined by Infusion (an "Investor") to consummate the transactions contemplated hereby. As soon as is reasonably practicable (but in no event more than thirty (30) days) after its receipt of such request, Infusion shall assign this Agreement, and its rights and obligations hereunder, without the consent of Premier, to the Investor(s). Such assignment shall be made on terms and conditions mutually satisfactory to Infusion and Investor, and a copy of the agreements regarding the assignment shall be provided to Premier. Notwithstanding such assignment, Infusion shall continue to be obligated to arrange for one or more Persons to consummate the transactions contemplated hereby in the event the initial Investor(s) fail to do so.

     2. Authorization of Second Funding. Premier shall solicit and use its best efforts to obtain stockholder approval for the transactions contemplated by this Agreement (and any related transactions) on the terms of this Agreement (and on such other terms as may be reasonably requested by Investor) prior to Premier's filing of its report on Form 10-K for its fiscal year ended January 31, 1999. Premier shall obtain Investor's advance approval, which shall not be unreasonably withheld, of any materials to be distributed or filed, and of any action to be taken, with respect to such approval. Without limiting the foregoing, the stockholder approval shall include a separate approval of the sale and issuance of the warrants to Infusion and Equisition Capital Partners, LLC, a Delaware limited liability company ("Equisition") referred to in agreements between Premier and such Persons.

     3.   Transactions at Closing

          3.1 Purchase and Sale of Stock and Warrant. Subject to the terms and conditions set forth herein, at Closing, Investor hereby agrees to purchase from Premier, and Premier hereby agrees to issue and sell to Investor, (i) 446,770 shares of Premier's Series A Convertible Preferred Stock, par value $.10 per share (the "Stock"), having the rights and preferences set forth in Exhibit A hereto, each share of Stock being convertible into one share of Premier's common stock, par value $.002 per share, and (ii) a Warrant in the form of Exhibit B hereto to purchase that portion of the aggregate 160,000 shares under such Warrant as shall be allocated to Investor by Infusion, Investor and Equisition (the "Investor Warrant"), for the purchase price of $279,231.25 (giving the Stock a stated value of $5/8 ($.625) per share).

          3.2 The Closing. The closing of such purchase and sale (the "Closing") shall take place promptly (but no more than 15 days) after Infusion's assignment of this Agreement as set forth in Section 1, on a date mutually agreed upon by Premier and Investor.

     4. Use of Proceeds. Premier shall use at least $175,000 of the proceeds of this transaction, together with the proceeds of the transactions contemplated by the First Stock Purchase Agreement (defined on Exhibit C), to engage MeridianTelesis, LLC, a Delaware limited liability company ("MeridianTelesis"), to establish and expand Premier's e-commerce capabilities (such funds to be expended in accordance with a schedule determined by MeridianTelesis based on discussions with Premier regarding the strategic rollout of Premier's e-commerce platform). Premier shall use the remaining proceeds of such transactions for expenses of the transactions (including expenses associated with necessary filings and to secure stockholder approval for the consummation of this Agreement), to pay Infusion pursuant to the Management Services Agreement (defined on Exhibit
C), to reduce the outstanding principal of Premier's bank debt, to acquire new stores and renovate existing stores and for working capital (all in accordance with a budget to be adopted by Premier satisfactory to Investor and Infusion (the "Proceeds Budget").

     5. Conditions to Investor's Obligations. The obligations of Investor to purchase and pay for the Stock and to consummate the Closing are subject to the satisfaction or waiver as of the Closing of the following conditions:

          5.1 Request for Second Funding. Premier shall have made the request set forth in Section 1 above or Infusion shall have exercised its right to require Premier to consummate the transactions contemplated hereby as provided in Section 6.8 of the Management Services Agreement.

          5.2 Other Agreements. Premier shall have entered into mutually satisfactory agreements set forth on Exhibit C hereto with the parties identified thereon, and each of such agreements shall be in full force and effect as of the Closing.

          5.3 Other Rights. Premier shall have taken all necessary actions so that the terms and provisions set forth on Exhibit D (which are incorporated into and made a part of this Agreement by this reference) shall be valid, binding and enforceable against Premier.

          5.4 Representations, Warranties and Covenants. Premier's representations and warranties shall be true and correct at and as of the Closing, and Premier shall have performed and complied with all agreements, covenants and conditions contained herein (including, without limitation, those on Exhibit D) and in the other agreements, instruments and documents to be executed or delivered by Premier in connection herewith which are required to be performed or complied with at or before the Closing.

          5.5 No Defaults. There shall have occurred no breach, violation, default, noncompliance, misrepresentation or untrue statement by Premier under or in any of the agreements set forth on Exhibit C or the Agreement Regarding Basic Terms dated February 26, 1999 between Premier and Infusion.

          5.6 Adverse Proceedings. No action, suit, demand, proceeding, appeal, order, investigation, inquiry or claim before any judicial, arbitral, regulatory or governmental body shall be pending or threatened which, in the judgment of Investor, makes it inadvisable or undesirable to consummate the transactions contemplated by this Agreement.

          5.7 Legal Prohibitions. None of the transactions contemplated by this Agreement shall be prohibited by any Applicable Law (defined below), and the consummation of such transactions shall not subject Investor to any penalty, liability or onerous condition under or pursuant to any Applicable Law. "Applicable Law" means, with respect to any Person, all provisions of constitutions, statutes, rules, regulations, rulings, ordinances, codes, requirements and orders of governmental bodies or regulatory agencies applicable to or affecting such Person, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person is a party or by which it (or any of its property) is bound.

          5.8 Proceedings and Consents. Premier shall have taken all actions and proceedings required in connection with the transactions contemplated hereby to be consummated at or prior to the Closing (which shall be satisfactory in form and substance to Investor), and all necessary Consents (defined below), filings and notices with respect to the transactions contemplated by this Agreement shall have been obtained, made or given by Premier. Without limiting the foregoing, (i) Premier shall have obtained the stockholder approval set forth in Section 2 and such approval shall be in full force and effect and shall not have been amended or modified and (ii) Premier shall have duly adopted, executed and filed properly a Certificate of Designation establishing the terms and the relative rights and preferences of the Stock set forth on Exhibit A and such Certificate of Designation shall be in full force and effect and shall not have been amended or modified. "Consent" means any consent, authorization, approval, order, decree, permit, certification, license, registration or third party action of any kind.

          5.9 Receipt of Stock and Warrant. Investor shall have received certificates evidencing the Stock and shall have received the Investor Warrant, each duly issued by Premier to Investor. Infusion shall have received the warrant referred to in Section 4.1(ii) of the Management Services Agreement, duly issued by Premier to Infusion (the "Infusion Warrant"). Equisition shall have received a Warrant in the form of Exhibit B hereto to purchase that portion of the aggregate 140,000 shares under such Warrant as shall be allocated to Equisition by Infusion, Investor and Equisition (the "Equisition Warrant"). There shall have occurred no event or action which could result in a dilution in the percentage ownership in Premier to be acquired by Investor, Equisition or Infusion.

     5.10 Closing Documents. Premier shall have delivered to Investor the documents set forth on Exhibit D and such other documents, agreements, Consents and other instruments relating to the transactions contemplated by this Agreement as Investor or its counsel may reasonably request.

     Any condition specified in this Section 5 may be waived if expressly consented to by Investor, provided that no such waiver shall be effective against Investor, even if Closing occurs, unless it is set forth in a writing executed by Investor.

     6. Conditions to Premier's Obligations. The obligations of Premier to issue and sell the Stock and Investor Warrant to Investor and to consummate the Closing are subject to the satisfaction or waiver as of the Closing of the following conditions:

          6.1 Representations and Warranties. Investor's representations and warranties shall be true and correct at and as of the Closing.

          6.2 Proceedings and Consents. All actions and proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing shall be satisfactory in form and substance to Premier, and all necessary Consents, filings and notices to have been obtained, made or given by Investor with respect to the transactions contemplated by this Agreement shall have been obtained, made or given by Investor.

          6.3 Receipt of Purchase Price. Premier shall have received payment for the Stock by wire transfer of immediately available funds in accordance with written wire instructions provided by Premier.

          6.4 Closing Documents. Investor shall have delivered to Premier an Officer's Certificate (defined on Exhibit E), dated the date of the Closing, stating that the obligations of Investor under Section 3 and the conditions specified in this Section 6 have been fully satisfied.

     7. Representations and Warranties of Premier. As a material inducement to Investor to enter into this Agreement, to purchase the Stock, and to consummate the Closing, Premier hereby represents and warrants as follows:

          7.1 Organization and Power. Premier is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. Premier has all requisite power and authority necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement and the other agreements, instruments and documents to be executed or delivered by Premier in connection with this Agreement.

          7.2 Authorization. Premier has full power and authority (corporate or otherwise) to enter into and carry out the terms of this Agreement and all other agreements, instruments and documents contemplated hereby and to consummate all transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and all other agreements, instruments and documents contemplated hereby to which Premier is a party and the consummation of all transactions contemplated hereby and thereby have been duly authorized by Premier. This Agreement and all other agreements, instruments and documents contemplated hereby to which Premier is a party constitute the valid and binding obligations of Premier and are enforceable in accordance with their respective terms.

          7.3 No Breach. The execution and delivery by Premier of this Agreement and all other agreements, instruments and documents contemplated hereby to which Premier is a party, the offer, sale and issuance of the Stock hereunder and the other securities contemplated hereby and the fulfillment of and compliance with the respective terms hereof and thereof by Premier, do not and shall not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon Premier's capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any Consent, filing, exemption or other action pursuant to the Certificate of Incorporation or Bylaws of Premier or any agreement, instrument or Applicable Law to which Premier is subject or by which it is bound.

          7.4  Subsidiaries.   Premier does not own, directly or
indirectly, any shares of stock or other equity interests or security in any corporation, partnership, limited liability company, association or other entity or business enterprise (including individuals) (a "Person"), and Premier has no obligation to make an investment or acquisition in any such Person.

          7.5  Capital Stock and Related Matters

               (i) As of the Closing and immediately thereafter, the authorized capital stock of Premier shall consist of (i) twenty million (20,000,000) shares of preferred stock, par value $.10 per share, of which no shares other than the Stock shall be issued and outstanding and (ii) eight hundred fifty million (850,000,000) shares of common stock, par value $.0004 per share (referred to herein as Premier's common stock), of which one million seven hundred seventy-five thousand twenty-five (1,775,025) shares plus the shares issued to Equisition pursuant to the First Stock Purchase Agreement shall be issued and outstanding. Upon the Closing, all of the outstanding shares of the Company's capital stock (including the Stock) shall be validly issued, fully paid and nonassessable.

               (ii) Except for Premier's Class A Warrants, Incentive Stock Options, Non-Plan Options (referred to in (iii) below) and agreements to issue no more than twenty-five thousand (25,000) shares of common stock (and except for the Investor Warrant, the Infusion Warrant and the Equisition Warrant and the rights under the Registration Agreements (defined on Exhibit C)), as of the Closing, (a) Premier shall not have outstanding any stock, debt instrument or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, (b) Premier shall not have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock, (c) there shall be no anti-dilution or registration rights to which any holder of securities of Premier is entitled and (d) Premier shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock.

               (iii) As of the Closing and immediately thereafter (including after giving effect to the Incentive Stock Options under the Executive Employment Agreements (defined on Exhibit C), the number of shares of common stock underlying the Class A Warrants shall be 1,858,334, under the Incentive Stock Options shall be 350,000 and under the Non-Plan Options shall be 37,000, and the average exercise price of the outstanding Incentive Stock Options and the Non-Plan Options shall not exceed $2.05.

               (iv) There are no statutory or contractual shareholders preemptive rights or rights of refusal or similar rights with respect to Premier's issuance and sale of the Stock hereunder or the issuance of common stock upon exercise or conversion of the warrants and Stock to be issued pursuant to this Agreement, the Management Services Agreement and the First Stock Purchase Agreement.

               (v) Premier has not violated, and has fully complied with, any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock (including, without limitation, the Stock, the Investor Warrant, the Infusion Warrant and the Equisition Warrant). To the best of Premier's knowledge, there are no agreements between its shareholders with respect to the voting or transfer of Premier's capital stock or with respect to any other aspect of its affairs.

               (vi) Premier has not granted any appreciation rights, phantom rights or other rights or interests having profit participation or other equity features or providing economic incentives or benefits based upon the income or other measure of performance of Premier or any distribution on, transaction involving or valuation of any capital stock of Premier.

          7.6 Financial Statements. The books and records of Premier are in all material respects complete and correct, have been prepared and maintained in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and in accordance with sound business practices, and they accurately reflect the basis for all disclosures made by Premier. The financial statements attached hereto as Exhibit F ("Financial Statements") include an audited balance sheet, statement of income and statement of changes in financial position, all of which have been prepared in accordance with GAAP, consistently applied, and fairly and accurately present the financial condition and results of operations of Premier, as of the dates and for the periods of time indicated.

          7.7 Projections. All projections provided or made available to Investor by or on behalf of Premier have been prepared in good faith by Premier (or by a third party acting on behalf of Premier and reasonably believed by Premier to be competent as to the tasks performed) and are based upon assumptions that were reasonable in light of the circumstances under which they are made.

          7.8 Material Adverse Changes. Since the date of the most recent balance sheet included in the Financial Statements, (a) there has occurred no material adverse change in (i) the existing or prospective business, operations, assets or condition (financial or otherwise) of Premier or (ii) relations with any employees or other personnel, joint venturer, customer, supplier or party to a material contract of Premier (including, without limitation, its store leases), (b) the business and affairs of Premier have been conducted and carried on only in the ordinary course of business consistent with past practices (and Premier has not engaged in any transaction outside such ordinary course) and (c) the physical properties, inventory and facilities owned or leased by Premier have suffered individually or in the aggregate any material depletion, destruction or damage, regardless of whether or not any loss suffered was insured. To Premier's knowledge, none of the foregoing could reasonably be expected to occur, excluding changes in the economy generally.

          7.9  Undisclosed Matters.  Except as set forth on the Financial
Statements:

               (i) Premier has no obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown, whether due or to become due and regardless of when asserted) arising out of any transaction, act, omission or state of fact existing at or prior to the Closing, other than liabilities and obligations which arise on or after the date of the Closing in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement or any claim, asserted or unasserted), which either alone or in the aggregate would have a material adverse effect on Premier.

               (ii) The properties (real and otherwise) and assets (tangible or intangible) owned or used by Premier or located on its premises are free and clear of all liens, security interests, mortgages, pledges, assignments, charges, assessments, adverse claims, easements, restrictions, title defects, covenants, burdens and legal or equitable encumbrances of any kind.

               (iii) There are no actions, suits, demands, proceedings, orders, investigations, inquiries or claims pending or threatened against or affecting Premier (or against or affecting any officer, director, employee agents or other Person acting on behalf of Premier), at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement or any other agreement, instrument or document contemplated hereby), and there is no judgment, order, decree or other ruling of any court, arbitrator or governmental agency affecting Premier, which either alone or in the aggregate would have a material adverse effect on Premier.

               (iv) Premier has duly filed in proper form (or timely and properly obtained an extension with respect to) all required federal, state, local or foreign income, franchise, sales, use, property, excise, payroll and other tax returns and has paid all taxes, fees, interest, penalties and assessments of whatever nature due on or before the date of this Agreement, and no audits of Premier's tax returns by any governmental authority are pending or, to the knowledge of Premier, threatened.

               (v) There are no pending, threatened or potential unasserted claims (other than routine claims for benefits) by, on behalf of or against any of the bonus, deferred compensation, stock option, severance and other medical, life, insurance, profit-sharing, pension, retirement or other employee benefit or welfare plans of or relating to Premier ("Plans"), and none of the Plans provide benefits, including death or medical benefits (whether or not insured), beyond retirement or other termination of service.

               (vi) All obligations of Premier to pay salary, wages, benefits, withholding, social security, unemployment insurance, business privilege or payroll taxes have been paid or satisfied in full and there are outstanding no such obligations, except for obligations which either alone or in the aggregate would not have a material adverse effect on Premier or subject any director, officer or employee of Premier to any liability.

               (vii) There has been no loan, payment, transfer, assignment or other disposition of assets or rights of any kind by Premier to, on account of, or for the benefit of any Person affiliated with or otherwise related to Premier, directly or indirectly, whether in the form of compensation, dividends or other distributions in respect of shares of stock or otherwise, and there is no outstanding offer or commitment to make, or any reasonable expectation on the part of others that there will be, such a payment, transfer, assignment or other disposition.

          7.10 Premises. Premier has good and valid right, title or interest in or to the real property, whether owned or leased, used for its existing store locations. All such real property, buildings, equipment and other tangible assets owned, leased or used by Premier (a) are in good operating condition and are fit for use in the ordinary course of business,
(b) do not violate any present or proposed Applicable Laws, (c) are not subject to any pending or threatened condemnation or eminent domain proceedings and (d) have all Consents and all utilities and access rights necessary for full use in the conduct of business as presently and proposed to be conducted.

          7.11 Contracts and Leases. Premier is not a party or otherwise bound by or subject to any written or oral material contract, agreement, lease (including real property leases), license or commitment outside the ordinary course of business. Premier has no reason to believe that any contract, agreement, lease, license or commitment to which it is a party or otherwise bound is likely to be terminated, canceled, adversely modified (including by significant rent increase) or breached or that Premier's right, title and interest therein may be challenged.

          7.12 Proprietary Rights. Premier owns all right, title and interest in and to, or has the right to use pursuant to a valid and binding license, all Proprietary Rights (defined below) necessary for the operation of its business as presently conducted and as presently proposed to be conducted. "Proprietary Rights" means (in whatever form or medium) all patents and patent applications, trademarks, service marks, trade dress, trade names and corporate names and registrations and applications for registration thereof (including, without limitation, "Imposters" and "Elegant Pretenders"), copyrights and registrations and applications for registration thereof, computer software, data and documentation, trade secrets and other confidential information and other intellectual property rights and licenses. Premier has not granted a license or other right to any third party with respect to any Proprietary Rights. No loss or expiration of any Proprietary Right or related group of Proprietary Rights is pending or, to Premier's knowledge, threatened or is reasonably foreseeable, and Premier has made reasonable and prudent efforts to maintain and protect the Proprietary Rights which it owns and uses. To Premier's knowledge, no owners of any Proprietary Rights licensed to Premier have failed to make reasonable and prudent efforts to maintain and protect the Proprietary Rights which are subject to such licenses. Except for those which arise in the ordinary course of Premier's business and which either alone or in the aggregate would not have a material adverse effect on Premier, there have been no claims made against Premier asserting the invalidity, misuse or unenforceability of any of the Proprietary Rights owned or used by Premier, and there are no reasonable grounds for any such claim. Except for those which arise in the ordinary course of Premier's business and which either alone or in the aggregate would not have a material adverse effect on Premier, Premier has not received a notice of conflict with the asserted rights of others, and the conduct of Premier's business (including, without limitation, any particular product or product line) has not infringed or misappropriated and does not infringe or misappropriate any rights of other Persons, nor would any future conduct or product as presently contemplated infringe any rights of other Persons and, to Premier's knowledge, the Proprietary Rights owned or used by Premier have not been infringed or misappropriated by other Persons.

          7.13 Insurance. Premier maintains insurance policies with respect to its assets and businesses against risks and liabilities to the extent and in respect of amounts, types and risks insured, as are customary in Premier's industries. All such policies are adequate to protect the assets and business of Premier, and each policy is enforceable in accordance with its terms and in full force and effect as of the date hereof. Premier is not in default with respect to its obligations under any insurance policy maintained by it.

          7.14 Compliance with Laws. To the best of Premier's knowledge, Premier has complied with all Applicable Laws and has not received notice of, nor does Premier have any reason to know of, any claim of default or violation with respect to any Applicable Law (including, without limitation, laws respecting (i) licensing or franchising, (ii) employment and employment practices, such as those relating to Plans, wages, hours, collective bargaining, unemployment insurance, workers compensation, OSHA, equal opportunity, age and handicapped discrimination, immigration control, and the payment and withholding of social security and other taxes, (iii) public company registration and reporting requirements and other securities matters, (iv) the environment and hazardous substances and (v) matters affecting Premier's business generally).

          7.15 Disclosure. Neither this Agreement nor any of the exhibits, schedules, attachments, written statements, documents, certificates, securities filings or reports or other items delivered or made available to Investor by or on behalf of Premier in connection with the transactions contemplated hereby (including, without limitation, all publicly available securities filings, forms and reports) contains any untrue statement of a material fact or omits a material fact necessary to make each statement
contained herein or therein not misleading.    There is no fact which
Premier has not disclosed to Investor in writing and of which any officers, directors or executive employees of Premier is aware and which has had or could reasonably be anticipated to have a material adverse effect on Premier's business or prospects. Premier, through its directors, officers and employees, has exerted best efforts to verify all representations, warranties or other statements, whether in this Agreement or otherwise made to Investor, and, to the knowledge of Premier, through such Persons, the representations, warranties of Premier under this Agreement are true and correct in all material aspects.

     8. Representations and Warranties of Investor. As a material inducement to Premier to enter into this Agreement, to issue and sell the Stock and to consummate the Closing, Investor hereby represents and warrants as follows:

          8.1 Organization and Power. Investor is duly organized, validly existing and in good standing under the laws of the State of Delaware, and it has all requisite power and authority and all material Consents necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

          8.2 Authorization and Enforceability. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite company action, and no other company act or proceedings on its part is necessary to authorize the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of Investor and is enforceable against it in accordance with its terms.

          8.3 No Breach. The execution and delivery by Premier of this Agreement and all other agreements contemplated hereby to which Investor is a party, the purchase hereunder of the Stock, and the fulfillment of and compliance with the respective terms hereof and thereof by Investor, do not and shall not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the assets of Investor pursuant to, (d) give any third party the right to accelerate any obligations under, (e) result in a violation of, or (f) require any Consent or other action by or notice, pursuant to, the Limited Liability Company Agreement of Investor or any agreement, instrument or Applicable Law to which Investor is subject.

          8.4 Investment Representation. Investor is acquiring the Stock purchased hereunder for its own account with the present intention of holding such securities for purposes of investment, and it has no intention of selling such securities in a public distribution in violation of the Securities Act or any applicable state securities laws; provided that nothing contained in this Section 8.4 shall prevent Investor and subsequent holders of the Stock or any other securities issued by Premier from transferring such securities in any manner in compliance with, or pursuant to the requirements of an exemption from registration contained in, the Securities Act of 1933, as amended, applicable state securities laws and/or the regulations adopted pursuant thereto (including, without limitation, a distribution of the Stock to the members of Investor, which is hereby approved in advance by Premier).

     9.   Indemnification.

          9.1 Losses of Investor. In addition to all rights and remedies available to Investor at law or in equity, Premier shall indemnify Investor and its members, managers, officers, partners, agents, employees, representatives and counsel and their respective successors, assigns, heirs or legal representatives, and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss (including, without limitation, diminutions in value and consequential damages), liability, demand, claim, action, cause of action, cost, damage, deficiency, penalty, fine or expense, whether or not arising out of third party claims (including, without limitation, interest, penalties, reasonable attorneys' and other professionals' fees and expenses and all amounts paid in the investigation, defense or settlement of any of the foregoing) (collectively, "Losses"), which any such party may suffer, sustain or become subject to as a result of, in connection with or arising out of:

               (i) any misrepresentation or breach of warranty by Premier or omission of a material fact from any representation or warranty by Premier in this Agreement (including all Exhibits to this Agreement, and all certificates, instruments and documents presented to Investor by Premier pursuant to the terms of this Agreement (including, without limitation, all publicly available securities filings, forms and reports)) or any other agreement, instrument or document executed or delivered in connection with this Agreement;

               (ii) any nonfulfillment of a condition or breach of any covenant or agreement on the part of Premier under this Agreement or any agreement, instrument or document executed or delivered in connection herewith;

               (iii) any action, suit, demand, proceeding, order, investigation, inquiry or claim by any third party (including, without limitation, governmental agencies) against or affecting Investor or Premier which, if successful, would give rise to or evidence the existence of or relate to a breach of any of the representations, warranties or covenants of Premier under this Agreement or any agreement, instrument or document executed or delivered in connection herewith; and

               (iv) any third party claim (whenever made) not disclosed on any Exhibit hereto relating in any way to Premier, and any other third party claim (whenever made) relating in any way to Premier, whether or not disclosed on any Exhibit hereto, arising out of, relating to, resulting from or caused by any transaction, status, event, condition, occurrence or situation occurring or existing on or prior to the date of Closing or otherwise related to this Agreement, the purchase or ownership of the Stock or the Conditional Warrant by Investor and/or any use made by Premier of all or any portion of the proceeds thereof.

          9.2 Losses of Premier. In addition to all rights and remedies available to Premier at law or in equity, Investor shall indemnify Premier and its directors, officers, partners, agents, employees, representatives and counsel and their respective successors, assigns, heirs or legal representatives, and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any Loss which any such party may suffer, sustain or become subject to as a result of, in connection with or arising out of:

               (i) any misrepresentation or breach of warranty by Investor or omission of a material fact from any representation or warranty by Investor in this Agreement (including all Exhibits to this Agreement, and all certificates, instruments and documents presented to Investor by Premier pursuant to the terms of this Agreement (including, without limitation, all publicly available securities filings, forms and reports)) or any other agreement, instrument or document executed or delivered in connection with this Agreement;

               (ii) any nonfulfillment of a condition or breach of any covenant or agreement on the part of Investor under this Agreement or any agreement, instrument or document executed or delivered in connection herewith; and

               (iii) any action, suit, demand, proceeding, order, investigation, inquiry or claim by any third party (including, without limitation, governmental agencies) against or affecting Premier which, if successful, would give rise to or evidence the existence of or relate to a breach of any of the representations, warranties or covenants of Investor under this Agreement or any agreement, instrument or document executed or delivered in connection herewith.

          9.3 Survival. All representations, warranties, covenants and other agreements in this Agreement and in all other agreements, instruments and documents executed or delivered in connection with this Agreement, and all rights and remedies provided under or otherwise available in connection with any of the foregoing (including, without limitation, the indemnification rights provided in this Section 9), at law or in equity, shall survive the execution and delivery of this Agreement and the other agreements, instruments and documents executed or delivered in connection herewith and the consummation of the transactions contemplated hereby and thereby, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of either party or any of their respective directors, officer, partners, agents, employees, representatives or counsel thereof or the acceptance by a party of any certification or opinion.

          9.4 Defense of Claims. Any Person making a claim for indemnification under this Section 9 (an "Indemnitee") shall notify the party obligated to provide such indemnification (the "Indemnifier") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided, that the failure to so notify the Indemnifier shall not relieve the Indemnifier of its obligations hereunder except to the extent such failure shall be proved to have caused the Indemnifier to suffer a material loss. The Indemnifier shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnitee's claim for indemnification, at the Indemnifier's expense, and at its option (subject to the limitations set forth below), the Indemnifier shall be entitled to appoint lead counsel of such defense, acceptable to the Indemnitee; provided that prior to, and as a condition to, the Indemnifier's appointing lead counsel of such defense the Indemnifier shall first (a) verify to the Indemnitee in writing, in form and substance satisfactory to the Indemnitee, that the Indemnifier shall be fully and unconditionally responsible (with no reservation of any rights) for all liabilities and obligations relating to such claim for indemnification and that it will provide full indemnification as required hereunder, and (b) provide the Indemnitee with assurance, in form and substance satisfactory to the Indemnitee in its sole judgment, that the Indemnifier is and will satisfy any such liability; provided further, that:

               (i) The Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice, with fees and expenses of such separate counsel borne by the Indemnitee. Notwithstanding the foregoing, the reasonable fees and expenses of such separate counsel incurred prior to the date the Indemnifier effectively assumes control of such defense shall be borne by the Indemnifier.

               (ii) The Indemnifier shall not be entitled to assume or retain control of such defense if (A) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (B) the Indemnitee reasonably believes an adverse determination with respect to the action, suit, investigation, proceeding, inquiry or other claim giving rise to the claim for indemnification could be detrimental to or injure Indemnitee's reputation, an important relationship or future business prospects or otherwise result in harm not readily calculable in monetary terms, (C) the claim seeks an injunction or equitable relief against the Indemnitee, (D) the Indemnitee reasonably believes that there is an actual or potential conflict of interest involved in the representation of the Indemnitee by the counsel selected by the Indemnifier, whether because of differing interests between the Indemnifier and the Indemnitee or otherwise, or (E) the Indemnitee reasonably believes that Premier has failed or is failing to vigorously prosecute or defend such claim.

               (iii) If the Indemnifier, with the consent of the Indemnitee, shall control the defense of any such claim, the Indemnifier shall obtain the prior written consent of the Indemnitee before entering into any settlement of a claim or ceasing to defend such claim, if, pursuant to or as a result of such settlement or cessation, an injunction or other equitable relief is likely to be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim, with prejudice.

     10.  Miscellaneous

          10.1 Rights and Remedies. Except as otherwise expressly provided herein, the rights and remedies of the parties under this Agreement (including the right to terminate this Agreement and the right to indemnification) shall be cumulative with and in addition to, not exclusive or in replacement of, any other rights or remedies that may be available under any other agreement between the parties, at law or in equity.

          10.2 Forum Selection for Disputes. Each of the parties to this Agreement hereby submits to the exclusive, personal jurisdiction of either the Federal District Court for the Eastern District of Pennsylvania or the Court of Common Pleas of Philadelphia County, Pennsylvania for all claims, disputes or controversies involving the parties hereto and relating to this Agreement; provided, however, nothing herein shall prevent a party hereto from asserting a claim for indemnification or any other claim hereunder against the other party hereto in connection with a third party action in the same jurisdiction where a third party action has been brought. Each party hereby knowingly, intelligently and voluntarily waives its right to contest the jurisdiction or venue of either such court, whether on the grounds of inconvenience or otherwise, and each party hereto knowingly, intelligently and voluntarily waives its right to initiate a suit or action against the other party in any other court or forum, except as expressly provided in Section 9.

          10.3 Waiver of Jury Trial. IRREVOCABLY AND UNCONDITIONALLY, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTELLIGENTLY AND VOLUNTARILY WAIVES ITS RIGHTS TO DEMAND TRIAL BY JURY IN ANY LITIGATION, SUIT OR OTHER ACTION BROUGHT UNDER OR IN CONNECTION WITH THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED PURSUANT TO, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY PROVISION OF ANY OF THE FOREGOING OR ANY OTHER MATTERS INVOLVING BOTH OF THE PARTIES HERETO.

          10.4 Notices and Other Communications. Any notice, consent, demand or other communication required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if (a) sent by personal delivery or facsimile, telecopier or similar transmission (and shall be deemed given upon confirmation of receipt), (b) mailed by first class registered or certified mail, return receipt requested, postage prepaid (and shall be deemed delivered three (3) days after the date received for delivery by the United States Postal Service, whether or not accepted by the addressee) or (c) sent by nationally recognized next-day delivery courier that guaranties delivery within twenty-four (24) hours, charges prepaid (and shall be deemed delivered one business day after delivery to said courier), addressed to the parties hereto at their respective addresses set forth under their names on the signature pages hereto, marked in each case to the attention of the Chief Executive Officer of the recipient; however, each party may change the person to be notified on its behalf or the address of such person from time to time by giving notice of such change at least ten (10) days in advance.

          10.5 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties, oral or written, express or implied, in connection therewith.

          10.6 Amendments and Waivers. Any provision of this Agreement may be amended or modified, in whole or in part, and the compliance with any provision of this Agreement may be waived only with the written consent of
(a) both parties hereto, in the case of an amendment or modification and
(b) the party waiving compliance with a provision, in the case of a waiver.

          10.7 No Waiver. No waiver by any party hereto of any condition, or the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition.

          10.8 Severability. If any provision (or any part of any provision) of this Agreement shall for any reason be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not invalidate, impair or affect the remainder of this Agreement, which shall continue in full force and effect. If such invalid, illegal or unenforceable provision would be valid, legal and enforceable if modified in scope, duration or otherwise, such provision shall be deemed modified to the minimum extent necessary to render the same valid, legal and enforceable.

          10.9 Governing Law. This Agreement, its interpretation, performance and enforcement, and the rights and remedies of the parties hereto, shall be governed and construed by and in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflict of laws.

          10.10 Binding Effect. Except as otherwise expressly provided, all covenants and agreements contained in this Agreement or any other agreement, instrument or document executed or delivered in connection herewith by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors, assigns, heirs and legal representatives, whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Investor as a purchaser or holder of the Stock are also for the benefit of, and enforceable by, any subsequent holder of such Stock.

          10.11 Assignment. Except as contemplated by Section 1, neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party, in such other party's sole discretion.

          10.12 No Third Party Rights. This Agreement is not intended to, and it shall not, provide any rights whatsoever to any third party, and no third party shall have any right to assert a claim under or enforce this Agreement against any party hereto.

          10.13 Construction. The masculine form, wherever used herein, shall be construed to include the feminine and the neuter, and vice versa, where appropriate. The singular form, wherever used herein, shall be construed to include the plural, and vice versa, where appropriate. The term "include" (and correlative terms, such as "includes" and "including") shall not be construed as a term of limitation in any context but shall be construed as if followed by the words "without limitation." All references in this Agreement to a "Section" shall be to the applicable section of this Agreement, unless otherwise specially provided. The captions of Sections are for the convenience of the parties only; they form no part of this Agreement and shall not affect its interpretation.

          10.14 Determining Days. In computing the number of days for purposes hereof, all days shall be counted, including Saturdays, Sundays and legal holidays in the Commonwealth of Pennsylvania (unless only business days are specified); provided, however, that if the final day of any time period falls on a Saturday, Sunday or legal holiday, the final day shall be deemed to be the following day which is not a Saturday, Sunday or holiday. A "business day" shall mean any day which is not a Saturday, Sunday or legal holiday in the Commonwealth of Pennsylvania.






                         [intentionally left blank]













     10.15 Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all counterparts together shall constitute one and the same instrument. The transmission of a signature by telecopier will be treated as delivery of an executed original.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                              PREMIER CONCEPTS, INC.


                              By:
                                 --------------------------------------
                                 Sissel B. Greenberg, President and CEO

                              Address for Notices:
                              3033 S. Parker Road, Suite 120
                              Aurora, CO 80014
                              Facsimile: (303) 338-5780

                              INFUSION CAPITAL PARTNERS, LLC


                              By:
                                 --------------------------------------
                                 David M. M. Taffet, President

                              Address for Notices:
                              1601 Market Street, Suite 2450
                              Philadelphia, PA 19103
                              Facsimile: 215-988-9055

                       AGREEMENT REGARDING BASIC TERMS

     Based upon information furnished to the parties as of the date of this Agreement, Infusion Capital Partners, LLC ("Infusion") and Premier Concepts, Inc. ("Premier") would be interested in pursuing the following transactions with each other on the terms and conditions described herein:

     1.   Infusion Management Services

          a. Management Services Agreement. Premier and Infusion will enter into a mutually satisfactory Management Services Agreement (the "Management Services Agreement"). Pursuant to the Management Services Agreement, among other things, Premier will engage Infusion to (i) arrange the First Funding (defined in Section 2 below) and the Second Funding (defined in Section 3 below), (ii) coordinate the drafting of an analytical document for distribution by Premier to broker-dealers, (iii) supervise public relations relating to the distribution of such analytical document and to the financing and use of proceeds contemplated hereby and (iv) provide strategic, operational and investment banking advice.

          b. Limited Conditions to Second Funding. Premier may request the Second Funding at any time within the six (6) month period after the First Funding, and Infusion will arrange the Second Funding as soon as is reasonably practicable (but in no event more than thirty (30) days) after such request. Infusion will have no obligation to arrange the Second Funding, however, unless (i) Premier shall have obtained stockholder approval for the Second Funding (and any related transactions) on the basic terms described herein (and on such other terms as may be reasonably requested by Infusion or Second Investor (defined in Section 3 below)) and
(ii) there shall have occurred no breach or misrepresentation by Premier under any of its agreements with Infusion, First Investor (defined in Section 2 below) or MeridianTelesis, LLC ("Meridian"). If Premier does not request Infusion to arrange the Second Funding within such period, Infusion will have the option nonetheless to require Premier to obtain such stockholder approval and accept the Second Funding within thirty (30) days thereafter (subject to satisfaction of the conditions contained in the Second Stock Purchase Agreement (defined in Section 3 below)). Premier will solicit and use its best efforts to obtain the required stockholder approval prior to its filing of its report on Form 10-K for its fiscal year ended January 31, 1999.

          c. Compensation. Premier will pay Infusion the sum of $50,000 for such services. Infusion will be entitled to $25,000 of such sum upon signing the Management Services Agreement ($10,000 of which will be paid upon such signing and the balance of which will be paid in 3 consecutive monthly installments of $5,000 each) and to the remaining $25,000 of such sum upon the Second Funding (which shall be paid in the same manner). Upon the Second Funding, Premier will also issue Infusion as a financing fee a warrant to purchase 50,000 shares of its common stock at the price per share equal to$5/8 ($.625), which warrant shall be exercisable on a cashless basis for a period of 3 years from issuance. Infusion may assign all or any portion of such warrant. Infusion will also be entitled to preemptive rights on subsequent capital raises by Premier on terms and conditions to be determined by the parties. In the event the Second Funding does not occur, Infusion's cash compensation and the number of shares under Infusion's warrant will be reduced in proportion to the amount by which the First Funding is less than $500,000.

     2.   First Funding

          a. Purchase of Common Stock. Premier will enter into a mutually satisfactory Stock Purchase Agreement (the "First Stock Purchase Agreement") with an entity determined by Infusion (the "First Investor"). Pursuant to the First Stock Purchase Agreement, among other things, First Investor will invest $220,768.75 (the "First Funding") to purchase 353,230 shares of Premier's common stock, which shall constitute 19.9% of the then issued and outstanding shares of Premier's common stock .(1) Such First Funding shall occur before the close of business on March 11, 1999.

          b. Governance Rights. First Investor will have the right to elect a number of members of Premier's Board of Directors in proportion to its stake in Premier (rounded down for partial members, but not less than one). Premier will cause the election of such person(s) to be effective on the date of the First Funding and will compensate such Board members as it compensates its other Board members. First Investor will be entitled to other rights commonly accorded minority shareholders in similar transactions.

     3.   Second Funding

          a. Purchase of Convertible Preferred Stock. Premier will also enter into a mutually satisfactory Stock Purchase Agreement (the "Second Stock Purchase Agreement") with an entity or individuals determined by Infusion (which entity may be the First Investor or its assignee(s), the "Second Investor"). Pursuant to the Second Stock Purchase Agreement, among other things, if the Second Funding is requested or required as provided above and subject to the conditions therein, Second Investor will invest the difference between $500,000 and the amount of the First Funding to purchase shares of a new series of convertible preferred stock (the "Second Funding").

          b. Preferred Return. The preferred stock will be entitled to receive preferential cumulative distributions at an annual rate of ten percent (10%), which will be paid in common stock upon conversion at the average closing bid price for Premier's common stock for the fifteen (15) trading days preceding the conversion date.

          c. Conversion. The preferred stock will be converted into shares of Premier's common stock at the conversion price of $5/8 ($.625) per share of common stock. The preferred stock will convert any time after six (6) months following the date of the Second Funding either (i) at Second Investor's option or (ii) at Premier's option if the shares of common stock underlying such conversion are subject to an effective registration statement and have traded for a period of 20 consecutive days at a price in excess of 150% of the conversion price.

          d. Governance Rights. Second Investor will have the right to elect a number of members of Premier's Board of Directors in proportion to its stake in Premier (assuming conversion) (rounded down for partial members, but not less than one). Premier will cause the election of such person(s) to be effective on the date of the Second Funding and will compensate such Board members as it compensates its other Board members. Second Investor will be entitled to other rights commonly accorded minority shareholders in similar transactions.

--------------------------------
     (1) Computed as follows: 1,775,025 shares of common stock outstanding x 19.9% = 35,230 shares at $5/8 ($.625) per share = $220,768.75


          e. Additional Warrant. Upon the Second Funding, Premier will issue warrants to the First Investor and the Second Investor to purchase an aggregate of 100,000 shares of its common stock at the price per share equal to the average exercise price of Premier's Incentive Stock Options and Non-Plan Stock Options outstanding as of the date of the Second Funding
(but not to exceed $                            ), which warrants shall be
exercisable on a cashless basis for a period of 3 years from issuance. The allocation of the 100,000 aggregate shares under such warrants will be determined by First Investor, Second Investor and Infusion. In the event the Second Funding does not occur, Premier will issue the warrant for 50,000 shares to the First Investor.

     4. Registration Rights. Premier will file an appropriate registration statement to register, at its expense, for sale or resale under the Securities Act, the shares of common stock purchased by First Investor, the shares of common stock underlying the preferred stock purchased by Second Investor and the shares of common stock underlying the additional warrants of First Investor and Second Investor and the warrant issued to Infusion as soon as practicable after Premier files its report on Form 10-K for its fiscal year ended January 31, 1999 (but not later than May 31, 1999). Premier will use its best diligent efforts to cause such registration statement to become effective as soon as possible after filing and, in any event, not later than September 15, 1999. After registration, Premier will maintain a continuously effective registration statement covering such shares until all such shares of common stock have been sold (or with respect to warrant shares, the expiration of the warrant without exercise).

     5. Use of Proceeds. Premier will use at least $175,000 of the proceeds of the First Funding and Second Funding (in the aggregate) to engage Meridian to establish and expand Premier's e-commerce capabilities. As a condition to closing under the First Stock Purchase Agreement, Premier and Meridian will enter into a mutually satisfactory Services Agreement (the "Meridian Services Agreement") with respect to such matters. The parties will determine a schedule for the expenditure of such funds based on the strategic rollout of Premier's e-commerce platform. The remaining proceeds will be used for expenses of the transactions, to pay Infusion, to reduce the outstanding principal of Premier's bank debt, to acquire new stores and renovate existing stores and for working capital (all in accordance with a budget to be determined by the parties).

     6. Definitive Agreements. Promptly after execution of this Agreement by both parties, Infusion and Premier will work towards the preparation and execution of a definitive Management Services Agreement, First Stock Purchase Agreement, Second Stock Purchase Agreement and Meridian Services Agreement (the "Definitive Agreements"), together with ancillary documents necessary to accomplish the transactions and appropriate schedules disclosing requested information, all of which must be, as to form and substance, mutually satisfactory and acceptable to the applicable parties.

     7. Due Diligence. Premier will use reasonable efforts to cooperate with and assist Infusion, First Investor, Meridian and Second Investor in conducting a due diligence investigation between the date hereof and the date of the First Funding. Without limiting the foregoing, Premier will provide such parties and their authorized representatives, agents, auditors and counsel with copies of, or complete and unrestricted access during normal business hours to, all books, records, projections, financial information, agreements, governmental filings and correspondence, operations, properties, equipment and personnel of Premier, so long as the request therefor is reasonable and will not disrupt Premier's business. Such parties and persons will also have the right to discuss operating and financial matters with the accountants, attorneys, consultants, employees and former employees of Premier and others having an interest in Premier, including, without limitation, creditors and direct or indirect shareholders therein.

     8. Representations and Covenants. The Definitive Agreements will provide for Premier to make representations and warranties, and to agree to covenants, concerning all matters which could reasonably affect Infusion's, First Investor's, Meridian's or Second Investor's decision to consummate the transactions contemplated hereby.

     9. Conditions Precedent. The Definitive Agreements will not be effective, and Premier, Infusion and the other parties will have no obligations thereunder, unless and until, among other things, the following conditions have been satisfied or waived:

          a. Infusion and the other parties and persons entitled to conduct due diligence shall have completed their due diligence with respect to Premier and the transactions contemplated hereby, and the results of such due diligence shall have been satisfactory to such parties in their sole discretion.

          b. There shall have occurred no event or action which could result in a dilution in the percentage ownership in Premier to be acquired by Infusion, First Investor or Second Investor (whether at the time of issuance, conversion or exercise), except for the stock split referenced in Premier's December 18, 1998 Form 14-A filing, in which event the amounts of stock and warrants hereunder will be appropriately adjusted.(2) The Definitive Agreements will contain appropriate anti-dilution terms covering all shares of stock and warrants referred to herein.

          c. Premier will have obtained all necessary consents, authorizations and approvals (including, without limitation, those of its Board of Directors and stockholders (as provided herein)) for it to enter into and carry out these transactions and, if necessary, will have amended its organizational documents in order to effectuate these transactions.

          d. The representations and warranties of the parties contained in the Definitive Agreements will be true and correct as of the closing date thereunder and all covenants required to be performed by the parties shall have been performed.

          e. Premier shall have entered into Employment Agreements with its CEO, CFO and COO on terms and conditions acceptable to the parties.

     10. Indemnification and Remedies. Each party will indemnify and hold harmless the other from and against any misrepresentation, breach of warranty or failure to fulfill a covenant, condition or obligation contained in the Definitive Agreements. The rights and remedies of the parties will be cumulative.

     11. Non-disclosure. Each of the parties agrees that the information contained in this letter is confidential in nature and, except as may be required by subpoena, civil investigative demand or other similar process,

-------------------------------
     (2) Without limiting the foregoing, dilution will be deemed to have occurred in respect of Premier's Class A Warrants if its common stock price exceeds $5.00. Dilution will also be deemed to have occurred in the event of any other capital investment being made in Premier.

each agrees not to disclose to any person (excluding its members, shareholders, partners, managers, directors, officers, employees, agents, representatives, consultants and counsel, all on a need-to-know basis) the fact that discussions or negotiations are taking place between the parties, any of the terms or conditions of this or any prior or subsequent letter or document or any discussions or negotiations of transactions (including the identity of any party referred to herein) or information furnished in connection herewith or therewith without the prior written consent of such party. Each of the parties shall use such information only for the purpose of engaging in such negotiations with each other. Further, except to the extent required otherwise by any governmental authority, subpoena, civil investigative demand or other similar process, each of the parties shall treat confidentially, and not disclose except as contemplated hereby, any information provided to it by the other party and designated as confidential. No information will be deemed confidential and subject to this Section 11 if it is developed independently by a party, was available to a party prior to the date hereof or becomes generally available to the public other than as a result of a breach by a party of its obligations hereunder. The provisions of this Section 11 will survive the termination hereof and any negotiations and discussions between the parties hereto.

     12. Termination Date. This Agreement may be terminated by either party in writing without liability or obligation if Definitive Agreements containing representations, covenants, conditions and other terms mutually acceptable to the parties have not, for whatever reason, been executed and become effective on or prior to the close of business on March 11, 1999, unless extended in writing by the parties hereto (such original or extended date, the "Termination Date"). The parties agree to proceed in good faith and with reasonable diligence to execute and make effective Definitive Agreements by such date.

     13. Exclusivity. From the date hereof until the Termination Date, Premier shall not directly or indirectly (including, without limitation, through any director, officer, employee, agent, representative, broker or affiliate, or any other intermediary whatsoever) solicit, engage in negotiations with or provide information to any person or entity whatsoever, other than as referred to herein, concerning any transaction(s) regarding, or similar to, the subject matter hereof.

     14. Entire Understanding. These terms supersede all prior correspondence, agreements, understandings and discussions of the parties relevant to the subject matter hereof. This is not intended to confer, nor does it confer, any third-party beneficiary rights.

     15. Expenses. Except as to be provided in the Management Services Agreement, each party shall bear its own costs and expenses (including all legal, accounting, investment banking and other costs) with respect to these transactions, whether the transactions are consummated or not, and the Definitive Agreements will so provide.

     16. Binding Effect. Except for Sections 6,7 and 11- this Section 16, this Agreement is subject to the proper execution and effectiveness of Definitive Agreements not later than the Termination Date. The Definitive Agreements will be prepared by counsel to Infusion and will include additional terms and provisions not specified above which are customary for similar transactions or required by any party based on information or circumstances of which it becomes aware after the date hereof. These terms are merely a guide to the preparation of mutually satisfactory Definitive Agreements. Nothing herein shall be construed to preclude other provisions consistent with the financial terms of these transactions from being inserted in the Definitive Agreements at the request of any party provided the other party agrees. Except to the extent of damages arising from a breach by either of Sections 11 or 13 above, neither party shall have any liability hereunder or in connection herewith.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers this 26th day of February, 1999.

                              INFUSION CAPITAL PARTNERS, LLC

                              By:
                                 ---------------------------------------
                                 David M. M. Taffet, President

                              PREMIER CONCEPTS, INC.

                              By:
                                 ---------------------------------------
                                 Sissel B. Greenberg, President and CEO